EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	EMC Insurance Group Inc.’s Registration Statement (Form S-8 No. 333-104469) pertaining to the 2003 Employers Mutual Casualty Company Non-Employee Director Stock Option Plan,

(2)	EMC Insurance Group Inc.’s Registration Statement (Form S-8 No. 333-103722) pertaining to the 2003 Employers Mutual Casualty Company Incentive Stock Option Plan,

(3)	EMC Insurance Group Inc.’s Registration Statement (Form S-8 No. 333-128315) pertaining to the 2003 Employers Mutual Casualty Company Incentive Stock Option Plan,

(4)	EMC Insurance Group Inc.’s Registration Statement (Form S-8 No. 333-143457) pertaining to the 2007 Employers Mutual Casualty Company Stock Incentive Plan,

(5)	EMC Insurance Group Inc.’s Registration Statement (Form S-8 No. 333-151299) pertaining to the Employers Mutual Casualty Company 2008 Employee Stock Purchase Plan;

of our reports dated March 12, 2013, with respect to the consolidated financial statements and schedules of EMC Insurance Group Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of EMC Insurance Group Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Des Moines, Iowa
March 12, 2013

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